Exhibit 4.53

edward nathan sonnenbergs

johannesberg cape town durban

150 west street

sandown sandton johannesberg 2196

p o box 783347 sandton south africa 2146

docex 152 ranburg

tel +2711 269 7600 fax +2711 269 7899

info@problemsolved.co.za www.problemsolved.co.za

FIRST ADDENDUM TO THE AMENDED AND RESTATED SALE OF SHARES AND CLAIMS AGREEMENT

entered into between

HARMONY GOLD MINING COMPANY LIMITED

and

EMERALD PANTHER INVESTMENTS 91 PROPRIETARY LIMITED

and

PAN AFRICAN RESOURCES PLC

and

EVANDER GOLD MINES LIMITED

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

1.	INTERPRETATION

In this Addendum –

1.1.	“Addendum” means this first addendum to the Amended and Restated Sale of Shares and Claims Agreement;

1.2.	“Amended and Restated Sale of Shares and Claims Agreement” means the agreement headed “Amended and Restated Sale of Shares and Claims Agreement” entered into between the Parties on 15 August 2012;

1.3.	words and expressions defined in the Amended and Restated Sale of Shares and Claims Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Amended and Restated Sale of Shares and Claims Agreement.

2.	INTRODUCTION

2.1.	The Parties have agreed to extend the date for fulfilment of the Conditions Precedent contained in clauses 5.1.2 and 5.1.6.

2.2.	The Parties wish to record their agreement in writing.

3.	EXTENSION

The date for fulfilment of the Conditions Precedent contained in clauses 5.1.2 and 5.1.6 is hereby extended to 30 November 2012 in accordance with the provisions of clause 5.8.

4.	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Amended and Restated Sale of Shares and Claims Agreement shall mutatis mutandis continue to apply.

5.	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6.	SIGNATURE

6.1.	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2.	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts.

6.3.	The persons signing this Addendum in a representative capacity warrant their authority to do so.

FOR	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Frank Abbott

Date:	30 October 2012

Place:	Randfontein

FOR	EMERALD PANTHER INVESTMENTS 91 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	J.P. Nelson

Date:	31 October 2012

Place:	Rosebank

FOR	PAN AFRICAN RESOURCES PLC

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	J.P. Nelson

Date:	31 October 2012

Place:	Rosebank

FOR	EVANDER GOLD MINES LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Frank Abbott

Date:	30 October 2012

Place:	Randfontein

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21